EXHIBIT 10.2
                               SUBLEASE AGREEMENT

      This SUBLEASE AGREEMENT, effective as of July 16, 2001 by and between RALSTON COMMUNICATIONS, INC., a Florida corporation, with offices located at 301 Yamato Road, Suite 3131, Boca Raton, FL 33431 ("Lessor"), and IGAMES ENTERTAINMENT, INC., a Florida corporation, with offices located at 2424 N. Federal Hwy, Suite 411, Boca Raton, FL 33431 ("Lessee").

1. Lease and Term. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises (as defined below) for a term to commence on July 16, 2001 and to end on July 31, 2002 (the `Term"), unless earlier terminated as provided by the terms of the Master Lease (as defined below) made applicable to this Sublease by the provisions of Paragraph 5 hereof or unless extended as provided in Paragraph 8 hereof.

2. Premises. The premises hereby leased to Lessee consist of three (3) office spaces identified as Room E, F and G located in Suite 3131 of the Northern Trust Plaza, 301 Yamato Road, Boca Raton, Florida 33431,
      (the "Premises") as set forth otherwise on the floorplan attached hereto as Exhibit "A" to this Sublease. In addition to the aforesaid offices set aside for the exclusive use by the Lessee, the Lessee shall have the use and benefit of certain common areas adjacent to the Premises and the right to use the conference room associated with Suite 3131 in the Northern Trust Plaza on a restricted basis i.e. Lessee may use the conference room when such use is not in conflict with other tenants and the Lessor's needs on a first come, first serve basis as long as appropriately scheduled with the Lessor's staff. Lessee agree to take possession of the Premises in the condition and state of repair existing as of the date hereof and acknowledges that it has inspected the Premises and is satisfied with the condition thereof.

3.    Use.   Lessee  shall use and occupy the  Premises  solely as and for the sale of computer software and for no other purpose.

4. Rent: Other Charges. Lessee shall pay to Lessor rent in the sum of $30,000.00, payable at the rate of $2,500.00 per month, due and payable in lawful money of the United States of America on the first day of each calendar month starting on August 1,2001 through July 3l, 2002. At inception of the lease, the Lessee shall pay the sum of $1,290.24 representing "pro-rated" rent for the period of July 16, 2001 through July 3l, 2001 (the "pro-rated" period). The rent for August 2001 and prorated period rent shall be due and payable upon execution of this Lease agreement. All rent payable by Lessee under this Lease shall be paid when due without prior demand therefor (except where such demand is expressly provided for in this Lease), without any deductions, set-offs or counterclaims whatsoever, to Lessor at the place to which notices are to be sent to Lessor pursuant to this Lease or to such payee and at such place as may be designated by Lessor to Lessee in writing at least ten (10) days prior to the next ensuing rent installment payment date. If any payment of Rent or other charges due hereunder is not made within five (5) calendar days after its due date, Lessee will pay to Lessor a late charge of ten percent (10%) of the amount due as liquidated damages for additional expenses incurred by Lessor in accepting late rent. Any such late charges shall be deemed additional rent for all purposes under this lease agreement. The aforesaid rent shall include real estate taxes, water, sewage, refuse removal and common area maintenance charges applicable to the Premises, but shall specifically exclude:

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       A.   Sales and Use Tax.  etc.:  Lessee shall also pay the amount of any
            "use or sales tax" on any rent payable hereunder imposed by the State of Florida and any federal or local government, which taxes and other assessments shall be paid at the same time and in the same manner as each and every Rental Installment, or shall on demand reimburse Lessor for the amount thereof, as the case may be.

       B. Commercial Personal Property Taxes, etc.: Lessee shall pay when due all taxes, assessments, license fees and public charges levied, assessed or imposed upon its business operation, as well as upon its leasehold interest, trade fixtures, furnishings, equipment, leasehold improvements, alterations, changes and additions made by Lessee, merchandise and personal property of any kind owned, installed or used by Lessee in, or upon the Premises. In the event any such items of property are assessed with the property of the lessor, Lessee shall be responsible for Taxes associated with any and all personal property on the Premises, and will promptly remit all such Taxes to the Lessor within thirty (30) days of demand for the same.

5. Master Lease. It is understood and acknowledged that the Premises are part of the premises referred to in the Lease, dated as December 3rd, 1998, as amended, (the Master Lease), between Lessor, as Lessee, and, Arbern Investors IV, L.P. ("Arbern") as Landlord. This Sublease is expressly made subject and subordinate to all of the provisions of the Master Lease. Specific terms and restrictions imposed by the Master Lease will be available for Lessee's review upon reasonable notice to Lessor. Lessee shall have no right to further assign or sublet the Premises or to allow them to be used by others without the prior written consent of Lessor and of Arbern. Lessor shall use reasonable efforts to obtain such consent of Arbern; provided, however, that Lessor shall not be required to take any action in this regard which could result in a termination of the Master Lease or a diminution of Lessor's rights thereunder in any respect.

6.    Lessee's Duties:

      A. Duty to Maintain Premises: Subject only to Lessor's repair and maintenance obligations expressly set forth in this Lease and Arbern's obligation to provide general maintenance and cleaning services under the Master Lease, Lessee shall keep or cause to be kept in good order, repair and condition throughout the Lease term the interior non-structural portions of the Premises used by Lessee, including all equipment, facilities and fixtures therein, exposed and unexposed utility lines inside the Premises, in good order, repair and condition. Lessee's failure to strictly abide by the terms of this section will entitle the Lessor to
            (a)undertake the Lessee's obligations and charge the Lessee for the same as Additional Rent or (b) declare the Lessee to be in material default of this Lease and exercise its remedies as set forth in this lease, Lessor's action in undertaking any of Lessee's responsibility under this section shall not be deemed a waiver of Lessor's right to demand strict compliance with this section in the future, or deprive the Lessor of any other remedy available to Lessor under the terms of this Lease.

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      B.    Lessee's  Duty to Repair:  Lessee  shall be  obligated to make all
            repairs,  replacements,   alterations  or  other  improvements  to
            Lessee's   portion  of  the  Premises   required  by  governmental
            authority, including equipment, facilities, signs and fixtures therein and thereon to insure that the premises is in a safe condition and in full compliance with all local government regulations, etc. In the event the must Lessee make alterations or other improvements in and to the Premises which are required by any such governmental authority, the Lessee must obtain the prior consent of the Lessor and Arbern.

      C. Clear All Liens: Lessee will pay when due the entire cost of any work on the Premises, including equipment, facilities, signs and fixtures therein, undertaken by Lessee, so that the Premises shall at all times be free of liens for labor and materials; further, Lessee shall procure all necessary permits before undertaking such work and perform such work in a good and workmanlike manner by contractors holding any required licenses applicable to the work performed, employing materials of good quality; to comply with all governmental requirements; and hold Lessor and Arbern harmless and indemnified from all injury, loss, claims or damage to any person or property occasioned by or resulting out of such work, including any attorneys' fees, costs or other expenses resulting therefrom.

      D. Alterations or Improvements: It is understood and acknowledged that the Lessee may make limited alterations or improvements to the Premises, however, prior to undertaking to make such alterations and improvements, the Lessee must obtain the written consent of Lessor and Arbern. Lessor shall use reasonable efforts to obtain such consent of Arbern; provided, however, that Lessor shall not be required to take any action in this regard which could result in a termination of the Master Lease or a diminution of Lessor's rights thereunder in any respect.

      E. Indemnity: Lessee shall indemnify Lessor and Arbern, their agents or employees, against and hold them harmless from any and all costs, claims or liability arising from: (a) Lessees use of the Premises or common area; (b) the conduct of Lessee's business or anything else done or permitted by Lessee to be done in or about the Premises or common area; (c) any breach or default in the performance of Lessee's obligations under this lease; (d) any misrepresentations or breach of warranty by Lessee under this Lease; or (e) other acts or omissions of Lessee. Lessee shall defend both Lessor and Arbern against any such cost, claim or liability at Lessee's expense with counsel acceptable to Lessor and shall be responsible for any and all attorneys' fees, costs or suit expenses, at all trial and appellate levels, which may be incurred by either Lessor or Arbern as a result of any claim set forth above. As a material part at the consideration to Lessor, Lessee hereby assumes all risk of damage to premises and common area or injury to persons in or about the Premises and Common Area arising from any cause associated with the Lessee's use of the same, and Lessee hereby waives all claims in respect thereof against Lessor or Arbern, its agent or employees, except for any claim arising out of the Lessor or Arbern's, its agents or employee's, gloss negligence or willful misconduct.

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      F.    Liability Insurance  Coverage:  Throughout the term of this Lease,
            and  any  extensions  or  renewals   thereto,   Lessee  agrees  to
            maintain, with responsible companies qualified to do business in the State of Florida, public liability' insurance covering the Premises, naming the Lessor as an additional insured, with limits at minimum of $300,000.00, and to deposit with the Lessor certificates for such Insurance hearing the endorsement that the policies will not be canceled or reduced in scope of coverage or amount of coverage until thirty (30) days after written notice to Lessor. Lessee must obtain and maintain its own General Property Damage and Liability policy at Lessee's sole expense to cover the aforesaid liability and Lessee's personal property placed upon the leased premises. If Lessee fails to maintain any of the insurance coverage specified herein, Lessor may, after ten (10) days prior notice to Lessee, obtain such coverage and charge the
            reasonable   premium   therefor  to  Lessee  as  Additional   Rent
            hereunder, or elect to declare this Lease in default, Lessee's failure to provide the aforementioned insurance coverage shall be deemed a material default under the terms of this Lease, subject to those remedies specified herein.

      G. Waiver of Claims: Lessee herein waives all claims against the Lessor or Arbern for damage to persons or property sustained by Lessee or any person claiming through Lessee resulting from any accident or occurrence in or upon the Premises or the building of which it is a part, or any other part of the Building, not caused by any affirmative act, the gross negligence or willful misconduct or default of Lessor or Arbern, its agents, employees or contractors, including, but not limited to, claims for damage resulting from: (a) any equipment or appurtenances becoming out of repair; (b) injury done or occasioned by wind; (c) any defect in or failure of plumbing, HVAC equipment, electric wiring or insulation thereat gas & water and steam pipes, stairs, railings or walks, (d) broken glass; (e) the backing up of any sewer pipe or downspout; (f) the bursting, leaking or running of any tank, tub, washstand, water closet, waste pipe, drain or any other pipe or tank in, upon or about such building or the Premises; (g) the escape of steam or hot water; and (h) water being upon or coming through the roof, stairs, doorways, windows, walks or any other place upon or near such building or the Premises or otherwise.

      H. Lessor's Right of Entry and Use: Lessee is required to permit Lessor, Arbern and their respective agents the right to enter the Premises during Lessees normal business hours (and after hours for the purpose of providing general maintenance) for the purpose of inspecting the same or making repairs or providing maintenance services to said Premises or building of which it is a part, and to show the Premises to actual or prospective purchasers, lenders and Lessees. Lessee shall be entitled to change the locks associated with the doorways to the Lessee's Premises at Lessee's sole expense, however in the event the Lessee does alter or change the locks, the lessee shall promptly furnish keys to the Lessor and Arbern in accordance with the terms of this Lease.

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      I.    Lessee's  Property  Removal:  Any trade fixtures,  signs and other personal property of Lessee not permanently affixed to the Premises shall remain the property of Lessee. Lessee shall have the right, provided Lessee is not in default under the terms of this Lease, at any time and from time to time during the Term, to remove any and all of its trade fixtures, signs and other personal property which it may have stored or installed in the Premises, including but not limited to, counters, shelving, inventory and other movable personal property. Lessee at its expense shall immediately repair any damage occasioned to the Premises by reason of installation or removal of any such trade fixtures, signs and other personal property. At the termination of this Lease, Lessee shall peaceably give up and surrender the Premises, including all alterations, changes and additions by Lessee, light fixtures, floor coverings and partitions attached
            to  the  Premises   during  the  Lease  Term;   the  Premises  and
            improvements to be in good order, repair and condition, excepting only reasonable wear and tear. Should Lessee fail to remove any of its personalty, Lessor may have them removed, and store the same in any public warehouse at the risk of Lessee; the expense of such removal, storage and reasonable repairs necessitated by such removal shall be borne by Lessee or reimbursed by Lessee to Lessor. If such removal and stored personalty shall be unclaimed for more than fourteen (14) days, Lessor may dispose of this personalty in accordance with applicable Florida law relating to unclaimed property.

7. Lessor's Duties. It is understood and acknowledged that Lessor is not obligated to perform Arbern's duties under the Master Lease. While Lessor shall use reasonable efforts to cause Arbern to perform Arberns duties under the Master Lease in and for the benefit of the Premises, Lessor shall have no liability to Lessee for Arbern's failure to do so. It is understood that under the terms of the Master Lease, Arbern is solely responsible for providing the Lessor and Lessee with general maintenance services, heating and air conditioning, as well as whatever security and additional services are reasonably available to the building of which the Premises is a part. Under no circumstances shall the Lessor be liable to the Lessee for Arbern's failure to render said Services nor is the Lessor a guarantor of Arbern's obligations as landlord under the Master I ease.

      A. Lessor's Representation Regarding Master Lease: To the best knowledge of Lessor, it is not in default under the Master Lease as of the date hereof. During the term of this Sublease, Lessor shall employ its best efforts not to default in its obligations under the Master Lease; provided, however, that the foregoing shall not be deemed to restrict Lessors right to dispute with Arbern on any matter respecting the Master Lease and to take any lawful action, including, without limitation, the withholding of rent in such connection. Lesser shall indemnify and hold harmless Lessee and its officers, directors, employees and agents against any claims, cause of action, damage, liability, cost or expense (including, without limitation, reasonable attorneys fees and disbursements) arising from or in connection with Lessor's failure to perform or observe the terms, conditions and covenants of the Master Lease. In addition, Lessor shall provide Lessee with access and usage to its centralized multi-line phone system, however, l,essee shall be responsible for all costs associated with the actual phone set-up, equipment, wiring and operation charges.

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8.    Renewal Option. If this Lease is still in full force and effect,  and if
      Lessee shall not be in default beyond applicable notice and cure periods under the terms of this lease, Lessee shall have the right to extend the Primary Term of this Lease (for one (1) additional Term of twelve (12) months upon the following terms and conditions:

      A. Sending Notice: Lessee must send Lessor written notice of its election to renew this Lease not more than one hundred twenty
            (120) days and not less than sixty (60) days before the expiration of the Primary term, or, if applicable, the previous Renewal Term of this lease. Notwithstanding any other Lease provisions regarding notices, a notice for the purpose of Renewal will be deemed to have been given to Lessor when the Lessor actually receives the notice. Subject to Sub-section 8(B) below, when Lessor receives notice of Lessees election to renew, this Lease will be deemed to be extended for the next Renewal Term.

      B. Waiver of Renewal Option: Lessee will be deemed to have forever waived its right to extend this Lease for any and all future Renewal Terms if: (a) Lessee does not give Lessor notice of its election to renew within the time frame set forth in Section 8(A) above, or (b) Lessee has been in material default of this Lease at any time during the prior term and Lessee failed to cure such default to the complete satisfaction of the Lessor.

      C.    Lessee's  Right  to  Assignment  of  Master  Lease:   The  parties
            acknowledge that upon any default or termination by Lessor in regard to the Master Lease, Lessor agrees to use its best efforts to obtain the consent of Arbern to an assignment to lessee of the Master Lease (including any renewal rights), prior to the termination of this Sublease. In the event such consent is obtained, the Lessor will effect such an assignment prior to the termination of this Sublease and the Master Lease so long as Lessee agrees to either obtain a full release from Arbern as to the Lessor or alternatively, indemnify and hold the Lessor harmless from any and all claims which may result from Lessee's use of the Premises specified in the Master Lease, including, but not limited to, any claims or damages made against Lessor and any attorneys' fees, costs or suit money expended by Lessor at all trial and appellate levels. Nothing in this section imposes any obligation or duty upon the Lessor to effectuate an assignment of the Master Lease, nor does the lessor have any control over the terms and conditions of any such assignment as such matters would be negotiated directly between the Lessee and Arbern ONLY after lessor has notified lessee, in writing, that it is relinquishing or surrendering its rights in the Master lease.

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9.    Loss or Destruction  of Premises:  In the event of the occurrence of any damage to the Premises, the Lessee shall notify the Lessor immediately. If the Premises are only partially damaged, this Lease shall remain in effect pending the completion of repairs to the same. In the event the damage resulted from a cause beyond the Lessee's control, rent shall be reduced proportionately to the amount of space lost in the Premises pending the completion of repairs. Otherwise, all remaining terms and conditions of this Lease shall remain in effect. However, in the event the Premises are substantially damaged (more than 50% of the useable space is rendered unusable or the Building of which the Premises is a part is declared unsafe or unuseable), this Lease shall be subject to termination by either the Lessor or the Lessee upon live (5) days written notice to the other. Termination of this Lease under this section does not effectuate a waiver of any other right of either the Lessor or Lessee under this agreement. Under no circumstances shall the Lessor and Arbern be liable or responsible to the Lessee for any claims or damages which may arise as a result of the interruption of the Lessee's business caused by the damage or destruction of the premises.

10. No Authority to Intervene with Arbern. Lessee shall have no authority to make any agreement with Arbern with respect to the Premises or the Master Lease. Lessee shall pay Lessee's Rent and all additional charges hereunder directly to Lessor and not to Arbern unless notified in writing by Lessor to extend the benefits of this agreement to Arbern under an assignment of rights agreement, etc.

11. Matters Respecting Arbern: Any consent by Arbern to any further assignment or sublet of the Premises by Lessee shall not he deemed or construed to modify, amend or affect the terms and provisions of the Master Lease, or Lessor's obligations thereunder, which shall continue to apply to the Premises and the occupants thereof, as if this Sublease and any such further sublease or assignment had not been made. If Lessor defaults in the payment of any rent, upon proper notice and demand Arbern is authorized to collect the rents due or accruing from Lessee or any other assignee. SubLessee or other occupant of the Premises and to apply the net amounts collected to the fixed annual rent and additional rent reserved under the Master Lease. Any such collection and application by Arbern shall be deemed to be payment by Lessee to Lessor in such amount of Lessee's Rent. The receipt by Arbern of any amounts from Lessee or any other assignee or subLessee or other occupant of any part of the Premises shall not be deemed or construed as releasing Lessor from its obligations under the Master Lease.

12. Security Deposit: At the inception of this Lease, the Lessee has deposited with Lessor the sum as security for the faithful performance and observance by Lessee of the terms and conditions of this Lease. In the event Lessee defaults with respect to any of the terms, provisions and conditions of this Sublease, including, but not limited to, the payment of Lessee's Rent, Lessor may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of Lessee's Rent or any other sum as to which Lessee is in default, or for any sum which Lessor may expend or may be required to expend by reason of Lessee's default in respect to any of the terms and conditions of this Sublease, provided that Lessor has given Lessee reasonable written notice of such default. In the event that Lessee shall fully and faithfully comply with all of the terms and conditions of this Sublease, the security shall be returned promptly to Lessee after the date faxed as the end of the term of this Sublease and after delivery of the entire possession of the Premises to Lessor. Lessee further covenants that it shall not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Lessor nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

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13.   Exterior And  Interior  Signs:  Lessee  shall have the right,  at its sole expense and in compliance with applicable law, to place and install its signs in the interior and exterior of the Premises except that any permanent signs shall be subject to prior approval by tile Lessor and Arbem which shall not be unreasonably withheld.

14. Default and Remedies of Lessor: Lessees performance of each of Lessee's obligations under this Lease is a condition as well as a covenant. Lessee's right to continue in possession of the Premises is conditioned upon such performance. Time is of the essence in the performance of all covenants and conditions. Under these circumstances in addition to any previously identified acts of material default, Lessee shall be in material default under this Lease:

      A.    If Lessee abandons the Premises
      B. If Lessee fails to pay rent or any other charge required to be paid by Lessee, for a period of three (3) days after written notice from Lessor;
      C.    If  Lessee   fails  to  perform   any  of   Lessees   non-monetary
            obligations under this Lease for a period of thirty (30) days after written notice from lessor; provided that if more than thirty (30) days are required to complete such performance, lessee shall not be in default if Lessee commences such performance within the thirty (30) day period and thereafter diligently pursues its completion. However, Lessor shall not be required to give such notice if Lessee's failure to perform constitutes a non-curable breach of this Lease. The notice required by this Paragraph is intended to satisfy any and all notice requirements imposed by law on Lessor and is not in addition to any such requirement;
      D. If Lessee makes a general assignment or general arrangement for the benefit of creditors;
      E. If a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by or against lessee and is not dismissed within thirty (30) days;
      F. If a trustee or receiver is appointed to take possession of substantially all of Lessee's assets located at the Property or of Lessee's interest in this Lease and possession is not restored to Lessee within sixty (60) days; or
      G. If substantially all of Lessees assets located at the Property or of Lessee's interest in this Lease is subject to attachment, execution or other judicial seizure which is not discharged or stayed within thirty (30) days. If a court of competent jurisdiction determines that any of the acts described in this section is not a default under this Lease, and a trustee is appointed to take possession (or if Lessee remains a debtor in possession) and such trustee or Lessee transfers Lessee's interests hereunder, then Lessor shall receive, as Additional Rent, the difference between the rent (or any other consideration) paid in connection with such assignment or sublease and the rent payable by Lessee hereunder.

      H. Remedies: On the occurrence of any material default by Lessee, Lessor may, at any time thereafter, upon notice to Lessee, and without limiting Lessor in the exercise of any right or remedy which Lessor may have;

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

                  i. Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor. In such event, Lessor shall be entitled to recover from lessee all damages incurred by lessor by reason of Lessee's default, including the balance of all rent due for the current lease term.

                  ii. Maintain Lessee's right to possession, in which ease this Lease shall continue in effect whether or not Lessee shall have abandoned the Premises. In such event, Lessor shall be entitled to enforce all of Lessor's right and remedies under this Lease, including the right to recover the rent as it becomes due hereunder.

                  iii Pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the State in which the Premises are located.

                  iv. In the event of a holdover by Lessee beyond the Lease Term, including any Renewal Term or Option Period, Lessee shall pay holdover rent on a per diem basis in an amount equal to twice the prorated daily rent previously in effect.

      I. Cumulative Remedies: Lessor's exercise of any right or remedy shall not prevent it from exercising any other right or remedy. However, Lessor hereby affirmatively agrees in the exercise of any or all of its remedies to use its best efforts to mitigate damages and, in the event the Lease has not been terminated, to use its best efforts to lease the Premises for the account of Lessee.

15. Notices From One Party to The Other: Any notice, request, demand, consent, approval or other communication required or permitted under this Lease shall be in writing and shall be deemed to have been given:
      (a) when personally delivered; or (b) when delivered by reputable courier service, e.g., Federal Express; or (c) on the third (3rd) business day after being deposited in United States registered or certified mail, return receipt requested, postage prepaid, and addressed to a party at its address set forth above or to such other address the party to receive such notice may have designated to all other parties by ten (10) days prior written notice in accordance herewith. In the case of the Lessee herein, the address of the Lessee shall be deemed that of the Premises once the Lessee takes occupancy unless the Lessor is specifically notified in writing to the contrary.

16. Governing Law. This Lease shall be governed by and construed in accordance with the laws of the State of Florida and, if any provisions of this lease shall to any extent be invalid, the remainder of this Lease shall not be affected thereby.

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

17. Relationship of The Parties: Nothing contained herein shall be deemed or construed by the parties hereto, or by any third party, as creating the relationship of principal and agent, or of partnership, or of joint venture between the parties hereto, it being understood and agreed that neither the method of computation of rent nor any other provision contained herein, nor any acts of the parties hereto, shall be deemed to create any relationship between the parties hereto other than the relationship of lessor and lessee

18. Entire Agreement. This Sublease sets forth the entire understanding of the parties hereto with respect to its subject matter, merges and supersedes all prior and contemporaneous understanding with respect to its subject matter and may not be waived or modified, in whole or in part, except by a writing signed by each of the parties hereto. No waiver of any provision of this Sublease in any instance shall be deemed to be a waiver of the same or any other provision in any other instance.

19. Construction. Headings contained in this Sublease are for convenience only and shall not be used in the interpretation of this Sublease. This Lease has been prepared by Lessee and its professional advisors and reviewed by Lessor and its professional advisors. Lessor, Lessee and their separate advisors believe that this Lease is the product of their joint efforts, that it expresses their agreement, and that it should non be interpreted in favor of either Lessor or Lessee or against either merely because of their efforts in its preparation.

20. Successors and Assigns. This Sublease shall be binding upon, enforceable against, and inure to the benefit of, the parties hereto and their respective permissible successors and assigns, and nothing herein is intended to confer any right, remedy or benefit upon any other person.

21. Severabilitv. If any provision of this Sublease is held to be invalid or unenforceable by a court of competent jurisdiction, this Sublease shall he interpreted and enforceable as if such provision were severed or limited, but only to the extent necessary to render such provision and this Sublease enforceable.

22. Legal Expenses: In the event that it shall become necessary for either Lessor, Arbern or the Lessee to employ the services of attorneys to enforce any of their respective rights under this Lease or to collect any sums due to them under this Lease or to remedy the breach of any covenant of this party, the non-prevailing party shall pay to the prevailing party such reasonable fees, including paralegal fees, as shall be charged by the prevailing party's attorneys for such services at all trial and appellate level and post judgment proceedings and such prevailing party shall also have and recover from the non-prevailing party' all other costs and expenses of such suit and any appeal thereof or with respect to any post judgment proceedings. Further, Lessor shall be entitled to charge Lessee for any attorney's services Lessor deems necessary to enforce the terms and conditions of the Lease, including, but not limited to, pre-litigation services and services associated with the evaluation of assignments and/or transfers hereunder. All such legal fees shall he deemed Additional Rent under the terms of this Lease

23.   RADON  DISCLOSURE:  In  accordance  with  the  requirements  of  Florida
      Statues  Section  404.056(8),  the  following  notice is hereby given to
      Lessee: RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of the radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your County Public Health Unit.

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


      IMPORTANT NOTICE: THIS AGREEMENT FOR LEASE IS SUBJECT AND SUBORDINATE TO A MASTER LEASE AGREEMENT BETWEEN THE LESSOR AND THE OWNER OF THE PROPERTY. THE RENTAL TERMS AND CONDITIONS OF TENANCY CONTAINED HEREIN ARE NOT BINDING UPON THE OWNER OF THE PROPERTY EXCEPT AS A DERIVATIVE LEASE UNDER THE MASTER LEASE AGREEMENT BETWEEN THE PROPERTY OWNER AND THE LESSOR HEREIN.



      IN WITNESS WHEREOF, each of the parties represents that they have the full authority of their respective corporations to execute, deliver and bind their respective company(s) to this Sublease agreement and each has subscribed to the same as of the date set forth below. A copy or facsimile of this document shall have the same force and effect as an original and any signatures hereon shall be considered original signatures of the undersigned parties for all purposes. Further, although each undersigned party may execute this document in counterparts, the document shall be deemed legally binding and complete for all purposes once executed by all parties.

                              For:  LESSEE:    IGAMES ENTERTAINMENT, INC.,
                                               A Florida Corp

                              BY:  ________________________ Date: ___________
                                   Michele Friedman, as ___________________



                              For:  LESSOR:    RALSTON COMMUNICATIONS, INC.
                                               A Florida Corporation

                              BY:  ________________________ Date: ___________
                                   Roger Ralston, President



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